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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): May 26, 2005

                                _________________

                       PEGASUS COMMMUNICATIONS CORPORATION
               (Exact Name of Registrant as Specified in Charter)


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
          DELAWARE                                   0-32383                                23-3070336
(State or Other Jurisdiction                (Commission File Number)                      (IRS Employer
      of Incorporation)                                                                Identification No.)
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C/O PEGASUS COMMUNICATIONS MANAGEMENT COMPANY
             225 CITY LINE AVENUE
          BALA CYNWYD, PENNSYLVANIA                                 19004
   (Address of Principal Executive Offices)                       (Zip Code)


Registrant's Telephone Number, Including Area Code:       (800) 376-0022


                                                    NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 3.01.        NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING
                  RULE OR STANDARD; TRANSFER OF LISTING.

         On June 1, 2005, Pegasus Communications Corporation (the "Company") received notice from the Nasdaq Listing Qualifications Panel (the "Panel") denying the Company's May 25, 2005 request to reconsider the Panel's decision to delist the Company's securities from the Nasdaq National Market. As previously reported, on May 18, 2005, the Company received notice from the Nasdaq Stock Market that the Company's Class A common stock would be delisted effective with the open of business on May 20, 2005. The Panel's May 18, 2005 notice to delist came after an April 5, 2005 Nasdaq staff determination that the Company had failed to comply with the Nasdaq filing requirement, as set forth in Marketplace Rule 4310(c)(14), due to the fact that it had not filed its Annual Report on Form 10-K for the year ended December 31, 2004 with the SEC by March 31, 2005. The Company subsequently became non-compliant with Marketplace Rule 4310(c)(14) with respect to the Form 10-Q for the quarter ended March 31, 2005, when it did not file the Form 10-Q by the May 10, 2005 deadline. The Company filed the Form 10-K for the fiscal year ended December 31, 2004 on May 18, 2005, prior to the receipt of the Panel's May 18, 2005 notice of delisting. The Company expects to file the Form 10-Q for the quarter ended March 31, 2005 not later than June 15, 2005.

         As previously reported, on May 19, 2005, the Company filed an appeal of the Panel's decision with the Nasdaq Listing and Hearing Review Council. The Company intends to proceed with that appeal in light of the Panel's June 1, 2005 notice.


ITEM 8.01.        OTHER EVENTS.

         On May 26, 2005, AIG Global Investments Corp., AIG SunAmerica Asset Management Corp., and the Variable Annuity Life Insurance Company (collectively, the "Plaintiffs"), all of which are members of American International Group, Inc., sued the Company, Marshall W. Pagon (the Company's Chief Executive Officer) and Joseph W. Pooler, Jr. (the Company's Chief Financial Officer) in the Eastern District of Pennsylvania alleging violations of federal and state securities fraud laws, common law fraud and related claims. The Plaintiffs' claims are based upon the allegation that certain public statements made by the Company during the period from July 2002 to May 2004 concerning its subsidiary, Pegasus Satellite Communications, Inc. ("PSC"), were materially false and misleading because such statements failed to disclose that PSC's exclusive rights to distribute DIRECTV satellite television programming services within certain defined territories could be terminated prematurely without cause and without the consent of PSC as early as 2004. Plaintiffs claim that they relied on these statements and omissions to purchase more than $50 million of securities of the Company and PSC from July 2002 until May 2004, which have since decreased in value, allegedly causing damages to Plaintiffs of greater than $20 million.

           Due to the preliminary nature of this case, the Company is not able to predict the outcome of this litigation; however, the Company believes that the allegations are without merit and intends to vigorously defend against them. In addition, the Company maintains directors and officers liability insurance that it believes will cover any adverse judgment and all costs associated with the Plaintiffs' claims beyond a $1 million deductible.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            PEGASUS COMMUNICATIONS CORPORATION


                                            By     /s/ Scott A. Blank
                                                   -----------------------------
                                                   Scott A. Blank,
                                                   Senior Vice President


Date:  June 7, 2005